UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

LORDSTOWN MOTOR CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LORDSTOWN MOTOR CORPORATION
UPDATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2022
Dear Lordstown Motors Corp. Stockholders:
The 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Lordstown Motors Corp. (the “Company,” “Lordstown,” “we,” “us” or “our”) will be held on Thursday, May 19, 2022, at 12:00 noon Eastern Time. The 2022 Annual Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the 2022 Annual Meeting by first registering at www.viewproxy.com/lordstownmotors/2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. The agenda of the 2022 Annual Meeting will be the following items of business:
Agenda Item		Board Vote Recommendation
1.	A proposal to elect three Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified.	“FOR”
2.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	“FOR”
3.	A proposal to amend the Company’s 2020 Equity Incentive Plan to increase the number of shares of Class A common stock reserved under the plan by 7,000,000.	“FOR”
4.	A proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A common stock by 150,000,000 (from 300,000,000 to 450,000,000).	“FOR”
5.	A proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers.	“FOR”
6.	A proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	“1 YEAR”
7.	Any other business as may properly come before the 2022 Annual Meeting.
The proxy statement that was filed with the Securities and Exchange Commission on April 8, 2022, and sent to stockholders on or about April 8, 2022, provides information about the matters that you will be asked to consider and vote on at the 2022 Annual Meeting, except that additional information with respect to Item 5 and Item 6 listed above is set forth in the accompanying Supplement to Proxy Statement.
All stockholders of record as of the close of business on March 21, 2022 are cordially invited to attend the 2022 Annual Meeting virtually. Please read this proxy statement carefully to ensure that you have proper evidence of stock ownership as of March 21, 2022. To attend the 2022 Annual Meeting, you must have your control number that is shown on your Notice of Internet Availability or your proxy card.
Your vote is very important. Whether or not you plan to attend the 2022 Annual Meeting, we encourage you to read the proxy statement, including the accompanying proxy statement supplement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2022 Annual Meeting and Procedural Matters” of the proxy statement.

Thank you for your ongoing support of Lordstown Motors Corp.
Daniel A. Ninivaggi, Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 19, 2022
The proxy statement, this Supplement and annual report to stockholders are available online at
http://www.viewproxy.com/lordstownmotors/2022.

LORDSTOWN MOTOR CORPORATION
SUPPLEMENT TO PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 2022
This supplement to proxy statement (this “Supplement”) is being furnished to the holders of Class A common stock (“Common Stock”) of Lordstown Motor Corp., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for the 2022 Annual Meeting to be held on Thursday, May 19, 2022, beginning at 12:00 noon Eastern Time, and at any adjournments and postponements of the 2022 Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the proxy statement.
On April 8, 2022, we filed our original definitive proxy statement relating to the 2022 Annual Meeting with the SEC. Subsequent to that date, we determined that we had additional proposals to be considered at the meeting regarding (i) the approval, on an advisory basis, of the compensation of our named executive officers and (ii) the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. This Supplement supplements and amends our original definitive proxy statement to provide our stockholders with information regarding the additional proposal to approve, on an advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”) and the additional proposal to vote, on an advisory basis, on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years (the “Say-on-Frequency Proposal”).
This Supplement, the accompanying Updated Notice of Annual Meeting and related revised proxy card are being mailed on or about May 9, 2022 to our stockholders of record as of the close of business on March 21, 2022. This Supplement does not provide all of the information that is important to your decisions with respect to voting on all of the proposals that are being presented to our stockholders for vote at the 2022 Annual Meeting. Additional information is included in the proxy statement that was previously made available to our stockholders on or about April 8, 2022. We encourage you to carefully read this Supplement together with the proxy statement.
Stockholders of record are receiving a new proxy card enclosed with this Supplement that includes the Say-on-Pay Proposal under Proposal 5 and Say-on-Frequency Proposal under Proposal 6. Stockholders of record may vote on all six proposals by submitting the new proxy card enclosed with this Supplement. If you return an executed proxy card without marking your instructions with regard to the matters to be acted upon, the proxy holders will vote FOR the election of director nominees set forth in the proxy statement, FOR the approval of Proposals 2, 3, 4, and 5, and “1 YEAR” on Proposal 6.
If you have already voted and do not submit a new proxy card, your previously submitted proxy will be voted at the 2022 Annual Meeting with respect to all other proposals but will not be counted in determining the outcome of the Say-on Pay Proposal or the Say-On-Frequency Proposal.
PLEASE NOTE THAT IF YOU SUBMIT A NEW PROXY CARD IT WILL REVOKE ALL PRIOR PROXY CARDS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL ON THE NEW PROXY CARD.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 19, 2022
The proxy statement, this Supplement and annual report to stockholders are available online at
http://www.viewproxy.com/lordstownmotors/2022.

ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 5)
As required by Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in the proxy statement. Although the stockholder vote is an advisory vote only and is not binding on our Company or our board of directors, our board and our compensation committee will consider the voting results when making future compensation decisions.
As described in the “EXECUTIVE COMPENSATION” section of the proxy statement beginning on page 32, we believe that our executive compensation and benefits programs are designed to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our strategic objectives. In 2021, decisions were impacted by management departures and attracting and hiring a new management team as we brought in a new Chief Executive Officer, Executive Vice President and Chief Financial Officer, President and Executive Vice President — Chief Commercial Officer, followed by a new Executive Vice President, General Counsel & Secretary on January 1, 2022. As a result, compensation of all of our named executive officers focused on establishing initial salary and equity award amounts that enabled us to hire a highly-talented and experienced team, despite the challenges facing the Company, and provide meaningful equity incentives that are aligned with increases in our stock price and the best interests of our stockholders. The compensation committee engaged an independent compensation consultant for 2021, which provided benchmarking data for industry peer groups to inform the committee’s decisions regarding executive and equity-based compensation programs.
Since we are still in the start-up stage of our business and, upon joining Lordstown over the period of June through November 2021, the new executive team members faced strategic and operational decisions and challenges to continue the development of and trajectory towards commercial production of the Endurance, it was not practical for the compensation committee to set performance-based targets for cash bonuses or equity award vesting. For example, we entered into the Asset Purchase Agreement with Foxconn on November 10, 2021, which, if achieved, would represent a shift in our business strategy from a fully vertically integrated designer, developer and manufacturer of electric vehicles into a less capital-intensive business focused on developing, engineering, testing and industrializing vehicles in partnership with Foxconn. Accordingly, no performance-based incentives were established in that period for the named executive officers and, other than fixed signing bonuses, no discretionary cash bonuses were paid for 2021.
For 2022, the compensation committee has established a performance-based annual incentive bonus structure under which each officer has a target annual incentive amount based on a percentage of his or her salary and a payout amount of 0%-150% of target that may be earned based on 2022 performance against pre-established metrics. Payout with respect to 50% of the awards will be based on the combined achievement of (1) operating cash flow and revenue goals, (2) completion of the transactions contemplated by the Asset Purchase Agreement and entering into the joint product development agreement and (3) launch of the commercial production of the Endurance in the third quarter of 2022 (the “Universal Goals”). For the other 50% of the awards, payout will be based as to 25% on the achievement of individualized goals for each officer, which are tied to the title, function and area of responsibility of such officer and support the achievement of the Universal Goals, and as to the remaining 25% on personal performance.
With respect to equity awards, the named executive officers have not yet received any grants in 2022 and any such awards, including to the Chief Executive Officer, are subject to the compensation committee’s discretion and the executive’s and the Company’s performance. The compensation committee intends that a significant portion of any subsequent awards will have performance-based vesting that further aligns the interests of our named executive officers with the interests of our stockholders by focusing on both short-term and long-term performance goals, by promoting ownership of our Company, and by rewarding individual performance. For the compensation of the Chief Executive Officer, it is expected that at least 50% of his equity awards will be performance-based.
We believe that the 2021 compensation of the named executive officers enabled the Company to attract a team that immediately implemented significant steps to stabilize and reposition the Company through the remainder of the year, including:
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Strategic repositioning of the Company to a less capital-intensive business model by entering into the Asset Purchase Agreement with Foxconn

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Improved operational rigor and processes to begin building and testing prototype vehicles and make progress towards the Endurance launch

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Improved financial oversight and controls

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Raised capital to maintain adequate liquidity to continue operations

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Strengthened the senior leadership team and managed a challenging operating environment throughout 2021, including the impacts of COVID-19 and supply chain disruptions

For these reasons, we recommend that stockholders vote in favor of the following resolution:
“RESOLVED, that the stockholders hereby approve the compensation of Lordstown Motor Corp.’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosures.”
Vote Required
Approval of the above resolution, on an advisory basis, regarding the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast by the stockholders entitled to vote and present or represented by proxy at the 2022 Annual Meeting.
For the approval of the above resolution, on an advisory basis, regarding the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. As a result, broker non-votes are not expected to have an effect on the approval of this proposal.
The Board of Directors unanimously recommends voting “FOR” approval of the advisory vote to approve the compensation of our named executive officers.

ADVISORY VOTE ON
FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 6)
In accordance with the requirements of Section 14A of the Exchange Act, and the related rules of the SEC, we are providing stockholders the opportunity to indicate, on an advisory basis, whether future advisory votes on the compensation of our named executive officers of the nature reflected in Proposal 5 above should occur every year, every two years or every three years.
Because this proposal calls for a non-binding advisory vote, our board and the compensation committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our stockholders (though no less frequently than once every three years). However, our board and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. In the future, we will continue to provide a “say-on-frequency” vote at least once every six years as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
The board believes that a say-on-pay vote every year is most appropriate for our Company. The board has considered that, with an annual advisory vote, stockholders are able to provide direct and frequent feedback on our executive compensation program. Although our executive compensation program has components of longer-term compensation through equity awards, our awards to named executive officers also has an annual component, and we expect that improvements to our plans will often be considered and adopted on an annual basis.
Although our board recommends holding an advisory vote on executive compensation every year, stockholders have the option to specify one of four choices for this matter on the revised proxy card: every year, every two years, every three years or abstain. Stockholders are not voting to approve or disapprove of our board’s recommendation. Although this advisory vote on the Say-on-Frequency Proposal is not binding on our Company or our board of directors, our board and our compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Required Vote
The alternative “1 YEAR,” “2 YEARS,” or “3 YEARS” receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders’ non-binding choice as to the frequency of future “say-on-pay” votes. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Abstentions and broker non-votes will not be counted in determining which alternative received the largest number of votes cast and will not affect the outcome of the vote on this proposal. For the advisory vote on the frequency of the “say-on-pay” vote, you may choose between “1 YEAR,” “2 YEARS,” or “3 YEARS” or abstain from voting.
The Board of Directors unanimously recommends that you vote for the option of every year for future advisory votes on executive compensation.

VOTING; REVOCABILITY OF PROXIES; OTHER MATTERS
Voting and Revocability of Proxies
If you are stockholder of record as of the Record Date, you will be able to attend the 2022 Annual Meeting by first registering at www.viewproxy.com/lordstownmotors/2022. Stockholders of record as of the Record Date will receive a meeting invitation by e-mail with their unique join link along with a password prior to the meeting date. Stockholders of record as of the Record Date will be able to use the link they receive via email and their virtual control number on their proxy card to vote during the 2022 Annual Meeting. Beneficial owners as of the Record Date may vote during the 2022 Annual Meeting only if they obtain a “legal proxy” from the broker, bank or other intermediary that holds their shares, giving them the right to vote. Such beneficial owners will then be assigned a virtual control number and will be provided a link to vote during the 2022 Annual Meeting after registering at www.viewproxy.com/lordstownmotors/2022. Even if you plan to virtually attend the 2022 Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2022 Annual Meeting?” so that your vote will be counted if you later decide not to virtually attend the 2022 Annual Meeting.
Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2022 Annual Meeting, by the following means:
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By Internet — Stockholders of record with Internet access may submit proxies by following the voting instructions on the proxy card until 11:59 pm Eastern Time on May 18, 2022. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.

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By telephone — Stockholders of record may submit proxies telephonically by following the applicable “Phone” instructions on the proxy card. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

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By mail — Stockholders of record have been sent a proxy card from Lordstown. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope. If you sign and return the revised proxy card, it will revoke and replace any previous proxy you have submitted.

In order to vote on the Say-on-Pay Proposal and the Say-on-Frequency Proposal, you must submit a vote on Proposal 5 and Proposal 6 using one of these methods, or attend the 2022 Annual Meeting and vote in person. If you do not vote by internet, telephone or by signing and returning the revised proxy card, your previous proxy will remain in effect, but it will not include any vote on the Say-on-Pay Proposal or the Say-on-Frequency Proposal.
If you are a stockholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above, (2) by providing a written notice of revocation to Alliance Advisors, 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003, Attention: Alyson Osenenko, with a copy sent by e-mail to requests@viewproxy.com, prior to your shares being voted, or (3) by voting during the 2022 Annual Meeting, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.
If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by voting during the 2022 Annual Meeting. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

The stockholders of record of a majority of the shares entitled to vote at the 2022 Annual Meeting must either (1) be present at the 2022 Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the 2022 Annual Meeting. The number of shares of Common Stock outstanding at the record date and entitled to vote is 196,746,353. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the 2022 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner, and which is otherwise counted as present or represented by proxy, does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.
Majority Withhold Vote at 2021 Annual Meeting
As reported in the Company’s Current Report on Form 8-K filed on August 23, 2021, one of our nominees for election at the 2021 Annual Meeting of Stockholders, Jane Reiss, received a majority of withhold votes cast for her election. The outcome of this vote was not due to any corporate governance or performance issue identified by any stockholder or proxy advisory group. In response to this voting outcome, however, the board added a majority vote policy to the Company’s Corporate Governance Guidelines as discussed on page 5 under “Q: How are votes counted? — A: Proposal One.” The Corporate Governance Guidelines provide that a director will tender a resignation to our Nominating and Corporate Governance Committee, which will advise the board, and the board will then determine whether to accept such resignation.
Your vote is important!
Please submit your proxy or voting instructions today.

OTHER BUSINESS
As of the date of this Supplement, we know of no business that will be presented for consideration at the 2022 Annual Meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the 2022 Annual Meeting for action by stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Lordstown Motors Corp.Annual Meeting of Stockholders May 19, 2022 at 12:00 PM ETThis Proxy is solicited on behalf of the Board of Directors of Lordstown Motors Corp.The Stockholder(s) hereby appoint(s) Daniel A. Ninivaggi, Adam Kroll and Melissa A. Leonard, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Lordstown Motors Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM ET on May 19, 2022 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/ lordstownmotors/2022 by 11:59 PM ET on May 18, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS -Can I attend the 2022 Annual Meeting?”.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at http://www.viewproxy.com/lordstownmotors/2022

The Board of Directors recommends you vote FOR each of the following nominees for director:1.A proposal to elect three Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified Please mark your votes like this The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5 and for “1 YEAR” for Proposal 6.2.A proposal to ratify the appointment of KPMG LLP as the Company’s independent Nominees:01Angela Strand02Joseph B. Anderson, Jr. 03 Laura J. Soave FOR ALL NOMINEESWITHHOLD AUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(SEE INSTRUCTIONS registered public accounting firm for the fiscal year ending December 31, 2022. FOR AGAINST ABSTAIN3.A proposal to amend the Company’s 2020 Equity Incentive Plan to increase the number of shares of Class A common stock reserved under the plan by 7,000,000. FOR AGAINST ABSTAIN Instructions: To withhold authority to vote for any individual nominee, mark “For All Except” above and write the number(s) of the nominee(s) on the line below. 4.A proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A common stock by 150,000,000 (from 300,000,000 to 450,000,000). FOR AGAINST ABSTAIN5.A proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers. FOR AGAINST ABSTAIN6.A proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAINNOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. Change of Address — Please print new address below VIRTUAL CONTROL NUMBER Signature of Stockholder:DateSignature of Stockholder:DateNOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.As a stockholder of LORDSTOWN MOTORS CORP., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET on May 18, 2022.As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/lordstownmotors/2022 using your Virtual Control Number below. Your registration must be received by 11:59 PM ET on May 18, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS - Can I attend the 2022 Annual Meeting?”.VIRTUAL CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit Virtual Control Number ready when voting by Internet or telephone